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                                                                    EXHIBIT 10.2

                                                          TRADE CREDIT AGREEMENT

This Trade Credit Agreement ("Agreement") entered into as of the date set forth below between the undersigned ("Borrower") and Union Bank of California, N.A. ("Bank"), with respect to each and every extension of credit (collectively referred to as the "Trade Facility") from Bank to Borrower. In consideration of the Trade Facility, Bank and Borrower agree to the following terms and conditions:

1.   THE TRADE FACILITY

     1.1 THE NOTE. The Trade Facility is evidenced by one or more promissory notes, reimbursement agreements, or other evidence of indebtedness, including each amendment, extension, renewal or replacement thereof, which are incorporated herein by this reference.

     1.2 The Trade Finance Credit Facilities. The Trade Finance Credit Facilities available to Borrower shall expire on August 31, 2001, and shall total $2,000,000.00 and be evidenced by a note and other evidence of indebtedness and subject to the following sublimits:

             THE COMMERCIAL L/C LINE IN AN AMOUNT NOT TO EXCEED $1,000,000.00;

             THE TRADE FINANCE LINE IN AN AMOUNT NOT TO EXCEED $2,000,000.00;

             THE CLEAN ADVANCE LINE IN AN AMOUNT NOT TO EXCEED $2,000,000.00;

             THE STANDBY L/C LINE IN AN AMOUNT NOT TO EXCEED $1,000,000.00;

     and other terms and conditions described below. Also, the combined amount outstanding under the Commercial L/C Line, Trade Finance Line, Clean Advance Line, and Standby L/CC Line shall not exceed $2,000,000.00, at any time.

     1.3 THE COMMERCIAL L/C LINE shall be for commercial letters of credit ("Commercial L/C's") calling for

          [X]  SIGHT DRAFTS;       [X]  USANCE DRAFTS UP TO 90 DAYS

     for the importation or purchase of drug delivery equipment and accessories, each having an expiration date not more than 90 days from its date of issuance, but in any event not later than November 28, 2001.

     1.4  THE TRADE FINANCE LINE (the "Line") shall be for the purpose of

          [X]  FINANCING BORROWER'S PAYMENT        [ ]  FINANCING OPEN ACCOUNT
               OF DRAFTS UNDER COMMERCIAL L/CS;         SHIPMENTS;

          [ ] CREATING BANKER'S ACCEPTANCES UNDER  [ ]  FINANCING DOCUMENTARY
              USANCE COMMERCIAL L/CS;                   COLLECTIONS.

     Each drawing under the Line shall be due and payable not later than ninety
     (90) days following, as the case may be, (a) the release of documents by Bank (including any usance period), or (b) the date of shipment on open account, under the applicable transaction. All advances under the Line must be made on or before November 28, 2001. In the event of a renewal or extension of the Line, the original maturities of each advance shall continue unless otherwise agreed in writing between borrower and Bank.

     1.5 THE CLEAN ADVANCE LINE shall be for Borrower's working capital purposes. Advances must be made on or before August 31, 2001. The Clean Advance Line shall be evidenced by, and subject to the terms of a note on the standard form used by Bank for commercial loans.

     1.6 THE STANDBY LETTER OF CREDIT LINE shall be for irrevocable standby letters of credit, each having an expiration date not more than twelve
          (12) months from its date of issuance, but in any event not later than November 28, 2001.

     1.7 LIMITATIONS ON THE TRADE FINANCE CREDIT FACILITIES. The aggregate amount available to be drawn under each sublimit listed above shall be reduced, dollar for dollar, by the aggregate amount of unpaid principal obligations under the respective sublimit. The aggregate of all unpaid advances and reimbursement obligations shall reduce, dollar for dollar, the maximum amount available under the Trade Finance Credit Facilities. Borrower may reborrow or obtain new extensions of credit under each such sublimit until the expiration date of such facilities, to the extent that Borrower has paid or otherwise satisfied prior borrowings or extensions of credit, subject to all terms and conditions in the Loan Documents (defined below).



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     1.8  TRADE FINANCE FEES. All fees in connection with the Trade Finance
          Credit Facilities will be in accordance with Bank's standard schedule of fees as published from time to time or as otherwise agreed to in writing by Borrower and Bank.

     1.9 COLLATERAL. The payment and performance of all obligations of Borrower under the Loan Documents are and shall be during the term of the Trade Facility secured by a perfected security interest in such real or personal property collateral as is required by Bank and each security interest shall rank in first priority unless otherwise specified in writing by Bank.

2.   CONDITIONS TO AVAILABILITY OF THE TRADE FACILITY

Before Bank is obligated to extend any credit under this Agreement, Bank must have received (a) every document required by Bank in connection with the Trade Facility, each of which must be in form and substance satisfactory to Bank (together with this Agreement, referred to as the "Loan Documents"), (b) confirmation of the perfection of its security interest in any collateral required by Bank and (c) payment of any fees required in connection with the Trade Facility.

3.  REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants (and each request for an extension of credit hereunder shall be deemed a representation and warranty made on the date of such request) that:

     3.1 Borrower is an individual or Borrower is duly organized and existing under the laws of the state of its organization and is duly qualified to conduct business in each jurisdiction in which its business is conducted.

     3.2 The execution, delivery and performance of the Loan Documents executed by Borrower are within Borrower's power, have been duly authorized, are legal, valid and binding obligations of Borrower, and are not in conflict with the terms of the charter, bylaw, or other organization papers of Borrower or with any law, indenture, agreement or undertaking to which Borrower is a party or by which Borrower is bound or affected.

     3.3 All financial statements and other financial information submitted by Borrower to Bank are true and correct in all material respects, and there has been no material adverse change in Borrower's financial condition since the date of the latest of such financial statements.

     3.4 Borrower is properly licensed and in good standing in each state in which Borrower is doing business, and Borrower has complied with all laws and regulations affecting Borrower, including within limitation, each applicable fictitious business name statute.

     3.5 There is no event which is, or with notice or lapse of time or both would be, an Event of Default (as defined in Article 5).

     3.6 Borrower is not engaged in the business of extending credit for the purpose of, and no part of the Trade Facility will be used, directly or indirectly, for purchasing or carrying margin stock within the meaning of Federal Reserve Board Reg. U.

     3.7 Borrower is not aware of any fact, occurrence or circumstance which Borrower has not disclosed to Bank in writing which has or could reasonably be expected to have, a material adverse effect on Borrower's ability to pay or perform Borrower's obligations to Bank.

4. COVENANTS. Borrower agrees, so long as the Trade Facility or any commitment to make any advance thereunder is outstanding and until full and final payment of all sums outstanding under any Loan Document, that Borrower will:

     4.1  Maintain:

          (a)  A ratio of cash collateral (held in Highmark Account
               # 200051960-01 at UBOC TIG Dept) to outstanding loan coverage of at least 1.20:1.00.

     All accounting terms used in this Agreement shall have the definitions given them by generally accepted accounting principles, unless otherwise defined herein.

     4.2  Give written notice to Bank within 15 days after the following:

          (a) Any litigation or arbitration proceeding affecting Borrower where the amount in controversy is $100,000.00 or more;

          (b) Any material dispute which may exist between Borrower and any government regulatory body or law enforcement body;

          (c) Any Event of Default or any event which, upon notice, or lapse of time, or both, would become an Event of Default;

          (d) Any other matter which has resulted or is likely to result in a material adverse change in Borrower's financial condition or operation; and

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     (e)  Any change in Borrower's name or the location of Borrower's principal place of business, or the location of any collateral for the Trade Facility, or the establishment of any new place of business or the discontinuance of any existing place of business.

4.3 Furnish to Bank an income statement, balance sheet, and statement of retained earnings with supportive schedules ("Financial Statements"), and any other financial information requested by Bank, prepared in accordance with generally accepted accounting principles and in a form satisfactory to Bank as follows:

     (a) Within 180 days after close of each fiscal year, a copy of Borrower's annual Financial Statement prepared by an independent Certified Public Accountant on an unqualified basis. Any independent certified public accountant who prepares Borrower's Financial Statement shall be selected by Borrower and reasonably satisfactory to Bank;

     (b) Within 90 days after close of each fiscal year, a copy of Borrower's annual SEC 10-K report;

     (c) Within 30 days after close of each calendar month, a copy of Borrower's monthly statement of investment assets for collateral account number 200051960-01;

     (d) Promptly upon request, any other financial information requested by Bank.

4.4 Pay or reimburse Bank for all costs, expenses and fees incurred by Bank in preparing and documenting this Agreement and the Trade Facility and all amendments and modifications thereof, including but not limited to all filing and recording fees, costs of appraisals, insurance and attorneys' fees, including the reasonable estimate of the allocated costs and expenses of in-house legal counsel and staff.

4.5 Maintain and preserve Borrower's existence, present form of business and all rights, privileges and franchises necessary or desirable in the normal course of its business and keep all of Borrower's properties in good working order and condition.

4.6 Maintain and keep in force insurance with companies acceptable to Bank and in such amounts and types, including without limitation fire and public liability insurance, as is usual in the business carried on by Borrower, or as Bank may reasonably request. Such insurance policies must be in form and substance satisfactory to Bank.

4.7 Maintain adequate books, accounts and records and prepare all financial statements required hereunder in accordance with generally accepted accounting principles and in compliance with the regulations of any governmental regulatory body having jurisdiction over Borrower or Borrower's business and permit employees or agents of Bank at any reasonable time to inspect Borrower's assets and properties, and to examine or audit Borrower's books, accounts and records and make copies and memoranda thereof.

4.8 At all times comply with or cause to be complied with, all laws, statutes, rules, regulations, orders and directions of any governmental authority having jurisdiction over Borrower or Borrower's business, and all material agreements to which Borrower is a party.

4.9 Except as provided in this Agreement or in the ordinary course of its business as currently conducted, not make any loans or advances, become a guarantor or surety, pledge its credit or properties in any manner, or extend credit.

4.10 Not purchase the debt or equity of another person or entity except for savings accounts and certificates of deposit of Bank, direct U.S. Government obligations and commercial paper issued by corporations with top ratings of Moody's or Standard & Poor's, provided that all such permitted investments shall mature within one year of purchase.

4.11 Not create, assume or suffer to exist any mortgage, encumbrance, security interest, pledge or lien ("Lien") on Borrower's real or personal property, whether now owned or hereafter acquired, or upon the income or profits thereof except the following: (a) Lines in favor Bank, (b) Liens for taxes or other items not delinquent or contested in good faith and (c) other Liens which do not exceed in the aggregate $N/A at any one time.

4.12 Not sell or discount any account receivable or evidence of indebtedness, except to Bank; not borrow any money or become contingently liable for money borrowed, except pursuant to agreements made with Bank.

4.13 Neither liquidate, dissolve, enter into any consolidation, merger, partnership or other combination; nor convey, sell or lease all or the greater part of its assets or business; nor purchase or lease all or the greater part of the assets or business of another.

4.14 Not engage in any business activities or operations substantially different from or unrelated to Borrower's present business activities and operations.

4.15 Not, in any single fiscal year of Borrower, expend or incur obligations of more than $N/A for the acquisition of fixed or capital assets.

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     4.16 Not, in any single fiscal year of Borrower, enter into any lease of real or personal property which would cause Borrower's aggregate annual obligations under all such real and personal property leases to exceed $N/A.

     4.17 Borrower will promptly, upon demand by Bank, take such further action and execute all such additional documents and instruments in connection with this Agreement as Bank in its reasonable discretion deems necessary and promptly supply Bank with such other information concerning its affairs as Bank may request from time to time.

5.   EVENTS OF DEFAULT

The occurrence of any of the following events ("Events of Default") shall terminate any obligation on the part of Bank to make or continue the Trade Facility and automatically, unless otherwise provided under the Loan Documents, shall make all sums of interest and principal and any other amounts owing under the Trade Facility immediately due and payable, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or any other notices or demands:

     5.1 Borrower shall default in the due and punctual payment of the principal of or the interest under any of the Loan Documents; or

     5.2  Any default shall occur under any of the Loan Documents; or

     5.3 Borrower shall default in the due performance or observance of any covenant or condition of the Loan Documents; or

     5.4 Any guaranty or subordination agreement required hereunder shall be breached or become ineffective, or any guarantor or subordinating creditor shall die or disavow or attempt to revoke or terminate such guaranty or subordination agreement; or

     5.5 There shall be a change in ownership or control of ten percent (10%) or more of the issued and outstanding stock of Borrower or any guarantor, or (if Borrower is a partnership) there shall be a change in ownership or control of any general partner's interest.

6.   MISCELLANEOUS PROVISIONS

     6.1 The rights, powers and remedies given to Bank hereunder shall be cumulative and not alternative and shall be in addition to all rights, powers and remedies given to Bank by law against Borrower or any other person, including but not limited to Bank's rights of setoff and banker's lien.

     6.2 Any forbearance or failure or delay by Bank in exercising any right, power or remedy hereunder shall not be deemed a waiver thereof and any single or partial exercise of any right, power or remedy shall not preclude the further exercise thereof. No waiver shall be effective unless it is in writing and signed by an officer of Bank.

     6.3 The benefits of this Agreement shall inure to the successors and assigns of Bank and the permitted successors and assigns of Borrower, and any assignment by Borrower without Bank's consent shall be null and void.

     6.4 This Agreement and all other agreements and instruments required by Bank in connection herewith shall be governed by and construed according to the laws of the State of California.

     6.5 Should any one or more provisions of this Agreement be determined to be illegal or unenforceable, all other provisions nevertheless shall be effective. In the event of any conflict between the provisions of this Agreement and the provisions of any note or reimbursement agreement evidencing any indebtedness hereunder, the provisions of such note or reimbursement agreement shall prevail.

     6.6 Except for documents and instruments specifically referenced herein, this Agreement constitutes the entire agreement between Bank and Borrower regarding the Trade Facility and all prior communications verbal or written between Borrower and Bank shall be of no further effect or evidentiary value.

     6.7 The section and subsection headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     6.8 This Agreement may be amended only in writing signed by all parties hereto.

     6.9 Borrower and Bank may execute one or more counterparts to this Agreement, each of which shall be deemed an original, but taken together shall be one and the same instrument.

     6.10 Any notices or other communications provided for or allowed hereunder shall be effective only when given by one of the following methods and addressed to the respective party at its address given with the signatures at the end of this Agreement and shall be considered to have been validly given: (a) upon delivery, if delivered personally; (b) upon receipt, if mailed, first class postage prepaid, with the United States Postal Service;
     (c) on the next business day, if sent by overnight courier service of recognized standing; and (d) upon telephoned confirmation of receipt, if telecopied.


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7. ADDITIONAL PROVISIONS

The following additional provisions, if any, are hereby made a part of this
Agreement:



THIS AGREEMENT is executed on behalf of the parties as of September 25, 2000.


 UNION BANK OF CALIFORNIA, N.A. ("BANK")     GENETRONICS, INC. ("BORROWER")


By: /s/ KEN SLUDER                           By: /s/ MARKUS HOFMANN
    --------------------                         ------------------------
Title: Vice President                        Title: Controller
Printed Name: Ken Sluder                     Printed Name: Markus Hofmann


Address where notices to Bank                Address where notices to Borrower
are to be sent:                              are to be sent:

Union Bank of California, N.A.               Genetronics, Inc.
4860 La Jolla Village Drive, Suite 750       11199 Sorrento Valley Road
San Diego, CA 92122                          San Diego, CA 92121
Attn: Ken Sluder                             Attn: Markus Hofmann
Fax Number: (858) 552-2044                   Fax Number: _____________________
Telephone No: (858) 552-2051                 Telephone No. (858) 597-6006


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